Exhibit 10.1

AMENDMENT NO. 5
TO
LOAN AND SECURITY AGREEMENT
This Amendment No. 5 to Loan and Security Agreement (this “Amendment”) is entered into this 28 day of September, 2012 by and among Aviat Networks, Inc., a Delaware corporation (“Parent”), Aviat US., Inc. (“Opco,” together with Parent, the “US Borrowers”) and Aviat Networks (S) Pte. Ltd., a private company limited by shares formed under the laws of the Republic of Singapore (“Aviat Singapore” or “Singapore Borrower,” and together with the US Borrowers, the “Borrowers”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
A.Borrowers and Bank have entered into that certain Loan and Security Agreement dated as of September 30, 2010 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrowers certain advances of money.

B.Subject to the representations and warranties of each Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement as set forth herein.
C.
Agreement
NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
1.Amendment to Loan Agreement.

1.1Section 6.7 (Financial Covenants). Section 6.7(b) is amended and restated in its entirety as follows:
(b)    EBITDA. Maintain, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least the following:

Period	Minimum EBITDA
Fiscal quarter ending September 28, 2012	$(3,100,000)
Fiscal quarter ending December 28, 2012	$(2,000,000)
Fiscal quarter ending March 29, 2013	$—
Fiscal quarter ending June 28, 2013 through fiscal quarter ending December 27, 2013	$1,000,000

1.2Exhibit D to Loan Agreement (Form of Compliance Certificate). Exhibit D to the Loan Agreement is hereby amended in its entirety by deleting it and replacing it with Exhibit A attached to this Amendment.

2.Borrowers' Representations And Warranties. Each Borrower hereby represents and warrants that:

(a)immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
(b)such Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)the certificate of incorporation, bylaws and other organizational documents of such Borrower delivered to Bank in connection with the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)the execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of such Borrower; and

(e)this Amendment has been duly executed and delivered by such Borrower and is the binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

3.Limitation. The amendment set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.Effectiveness. This Amendment shall become effective as of the Fifth Amendment Effective Date.

5.Fees and Expenses. Borrowers agree to pay (a) Bank Expenses (including the fees and expenses of Bank's counsel, advisors and consultants) accrued and incurred in connection with the transactions contemplated by this Amendment and all other Bank Expenses (including the fees and expenses of Bank's counsel, advisors and consultants) payable in accordance with the Loan Agreement; and (b) a variance fee in the amount of $2,500.

6.Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

7.Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers and the Collateral shall remain in full force and effect.

8.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.
BORROWERS:
AVIAT NETWORKS, INC.

By     /s/ Carol A. Goudey
Name: Carol A. Goudey
Title: Treasurer

AVIAT U.S., INC.

By    /s/ Carol A. Goudey
Name: Carol A. Goudey
Title: Treasurer

AVIAT NETWORKS (S) PTE. LTD.

By    /s/ Kevin Howell
Name: Kevin Howell
Title: Director

BANK:
SILICON VALLEY BANK

By    /s/ Ray Aguilar
Name: Ray Aguilar
Title: Relationship Manager

Exhibit A

EXHIBIT D TO LOAN AND SECURITY AGREEMENT
COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK                        Date: -
FROM: AVIAT NETWORKS, INC.

The undersigned authorized officer of Aviat Networks, Inc. (“Administrative Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement dated as of September 30, 2010 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Administrative Borrower, Aviat U.S., Inc. (“Opco”), Aviat Networks (S) Pte. Ltd. (“Singapore Borrower” and together with the Administrative Borrower and Opco, each a “Borrower” and collectively, “Borrowers”) and Silicon Valley Bank (“Bank”):
(1) Each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Loan Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) each Borrower, and each of its Subsidiaries, has timely filed all material tax returns and reports that are required to be filed, and each Borrower has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by each Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Loan Agreement; (5) (a)there are no collective bargaining agreements covering the employees of any Borrower or any of their domestic Subsidiaries, (b) there is not pending, nor (to the knowledge of any Borrower) is there threatened, any strike, walkout, slowdown or work stoppage, or any unfair labor practice complaint or grievance or arbitration proceeding arising out of or under any collective bargaining agreement covering the employees of any Borrower or any of their Subsidiaries that, individually or in the aggregate, could reasonable be expected to result in a Material Adverse Change, and (c) the hours worked and payments made to employees of Borrowers and their domestic Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (6) Borrowers are in compliance with Section 6.6 of the Loan Agreement.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Cash holdings report	Within 30 days of month end	Yes No
Quarterly financial statements with Compliance Certificate	Within 45 days of fiscal quarter end	Yes No
Quarterly BBC + A/P and A/R Agings + deferred revenue reports	Within 45 days of fiscal quarter end (if at or above Borrowing Threshold, within 30 days of each month)	Yes No
Annual financial statement (CPA Audited) + Compliance Certificate	Within 90 days of FYE	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved financial projections	Within 45 days of FYE	Yes No

Financial Covenant	Required		Actual	Complies
Maintain on a Quarterly Basis:
Minimum EBITDA	Fiscal Quarter End	Minimum EBITDA		Yes No
	September 28, 2012	$(3,100,000)
	December 28, 2012	$(2,000,000)
	March 29, 2013	$—
	June 28, 2013 through fiscal quarter ending December 27, 2013	$1,000,000
Minimum Liquidity	1.50:1.00		____:1.00	Yes No

Notification Purposes Only	Not Required Financial Covenant - For Pricing Purposes Only
Consolidated Leverage Ratio	_______ : _______

The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date this Certificate is delivered to Bank as set forth in the first line of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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ADMINISTRATIVE BORROWER: AVIAT NETWORKS, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date: _________________________

Verified: ________________________
authorized signer
Date: _________________________

Compliance Status:Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________

I.    Liquidity Coverage (Section 6.7(a))

Required:    1.50:1.00

Actual:

A.	Unrestricted domestic cash and Cash Equivalents	$
B.	Domestic short-term and long-term marketable securities	$
C.
Unrestricted cash and Cash Equivalents and short-term and long-term marketable securities, in an aggregate amount not to exceed $30,000,000, of Singapore Borrower (x) managed by SVB Asset Management and held in a Securities Account maintained at U.S. Bank, N.A. that is subject to a Control Agreement and/or (y) maintained in a domestic Deposit Account with Bank and denominated in Dollars
$
D.	25% of Eligible Accounts	$
E.	Liquidity (line A plus line B plus line C plus (lesser of line D and $12,500,000))	$
F.
All debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, the Singapore Obligations, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank.
$
Is line E at least 1.50 times greater than line F?

  No, not in compliance                      Yes, in compliance

II.    EBITDA (Section 6.7(b))
Required:

Fiscal Quarter End	Minimum EBITDA
September 28, 2012	$(3,100,000)
December 28, 2012	$(2,000,000)
March 29, 2013	$—
June 28, 2013 through fiscal quarter ending December 27, 2013	$1,000,000

Actual:

A.	Consolidated Net Income	$
To the extent deducted in the calculation of Net Income (Line A):
	(i)Consolidated Interest Charges	$
	(ii)Income tax expense	$
	(iii)Depreciation and amortization expense	$
	(iv)Non-cash restructuring charges	$
	(v)Non-cash stock-based compensation expense	$______________
	(vi) Non-cash charges of customer service inventory due to downward revaluations	$
	(vii)Other non-cash expenses	$
B.	Sum of (i) through (vii)	$
To the extent included in calculating Consolidated Net Income (Line A):
	(i)Income tax credits	$
	(ii)Other non-cash items increasing Net Income	$
C.	Sum of Line (i) through (ii)	$
D.	EBITDA (Line A + Line B - Line C)	$

Is Line D at least the amount required (see chart above)?      No, not in compliance    _____ Yes, in compliance

III.    Consolidated Leverage Ratio (Section 2.4(c), “LIBOR Rate Margin,” “Prime Rate Margin”)

Actual:

A.	Consolidated Funded Indebtedness

(i)outstanding principal amount of all obligations (current or long-term) for borrowed money (including borrowings under the Loan Agreement) and all debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments
$
	(ii)purchase money Indebtedness	$
	(iii)direct, non-contingent obligations arising under drawn letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments	$
	(iv)obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business)	$
	(v)attributable Indebtedness in respect of capital leases and synthetic lease obligations	$

(vi)Indebtedness of the types referred to in clauses (i) through (v) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which a Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Borrower or such Subsidiary; provided that the amount of Indebtedness included under this section (vi) shall be restricted to the amount of Indebtedness attributable to such Borrower or Subsidiary as a general partner or joint venturer
$
B.	Sum of (A)(i) through (A)(vi)	$
C.	Cash collateral posted for any of A(i) through A(vi)	$
D.	EBITDA for fiscal quarter ending ___________ & ______________	$

Consolidated Leverage Ratio (Line B minus Line C to Line D):    ________ : ________